Exhibit 10.14

MANAGEMENT AGREEMENT

THIS IS A MANAGEMENT AGREEMENT, dated as of November 15, 2006 (the “Agreement”), between One Equity Partners II, L.P., a Cayman Islands limited partnership (“OEP” or the “Service Provider”), and Collect Holdings, Inc., a Delaware corporation (the “Company”).

Background

The Company desires to retain the Service Provider to provide business and organizational strategy and financial advisory services to the Company and its subsidiaries (collectively, the “Services”), upon the terms and conditions hereinafter set forth, and the Service Provider is willing to undertake such obligations.

Terms

THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Appointment. The Company hereby engages the Service Provider, and the Service Provider hereby agrees, in each case on the terms and conditions set forth herein, to provide certain services to the Company as described in Section 3 hereof.

2. Term. The term of the Agreement (the “Term”) shall commence on the date hereof and shall continue until the tenth anniversary of this Agreement.

3. Duties of the Service Provider.

(a) The Service Provider shall provide the Company and its subsidiaries with the Services at such times and places as may be mutually acceptable to the Service Provider and the Company.

(b) Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of “Services”:

(i) Independent Accounting Services. Accounting services rendered to the Company or the Service Provider by an independent accounting firm or accountant (i.e., an accountant who is not an employee of the Service Provider);

(ii) Legal Services. Legal services rendered to the Company or the Service Provider by an independent law firm or attorney (i.e., an attorney who is not an employee of the Service Provider);

(iii) Transactional Services. Transactional services in connection with any acquisition, divesture, financing or other transaction in which the Company or its subsidiaries may be, or may consider becoming, involved, it being understood that OEP shall have the right to be first approached and to have a thirty day discussion period concerning all opportunities to perform, for an additional fee, any of such transaction-related services; and

(iv) Actuarial Services. Actuarial services rendered to the Company or the Service Provider by an independent actuarial firm or actuary (i.e., an actuary who is not an employee of the Service Provider).

4. Cooperation. The Company will cooperate with the Service Provider so that the Service Provider may properly perform its duties hereunder.

5. Compensation. As consideration payable to the Service Provider or any of its affiliates for providing the Services to the Company, the Company shall make the following payments to the Service Provider (such fees to be payable whether or not the Company shall have requested the Services and regardless of the level or amount of Services provided to the Company):

(a) On a quarterly basis in advance, a management fee in the amount of $3,000,000 per annum to OEP (the “Management Fee”) payable in cash as follows:

(i) On each October 1, January 1, April 1 and July 1 of each fiscal year of the Company, commencing with January 1, 2007 (each such date, a “Fee Payment Date”), $750,000; and

(ii) On the date hereof, a prorated portion of the Management Fee (the “Interim Period Fee”) for the period beginning on the date hereof and ending on December 31, 2006 (i.e., an amount equal to the product of $750,000 multiplied by a fraction, the numerator of which is the number of days in the period beginning on the date hereof and ending on December 31, 2006, and the denominator of which is 90);

(b) Actual and direct out-of-pocket expenses (including reasonable fees and disbursements of attorneys, accountants and other professionals and consultants retained by the Service Provider in connection with the Services provided hereunder) reasonably incurred by the Service Provider and its personnel in performing the Services, which shall be reimbursed to the Service Provider by the Company as promptly as practicable after the Service Provider’s rendering of a statement therefor together with such supporting data as the Company reasonably shall require.

Notwithstanding the foregoing clause (a) of this Section 5, the Company shall not be required to make any payment of any Management Fee or the Interim Payment Fee if and for so long as the Company is prohibited from paying any portion of such

Management Fee or Interim Period Fee due to restrictive covenants contained in any credit facilities, loan agreements or similar documents governing any indebtedness for borrowed money of the Company or its subsidiaries (the “Credit Agreements”); provided that the unpaid Interim Period Fee and the Management Fee shall continue to accrue with interest calculated at the rate of 14% per annum (computed on the basis of a 365/366-day year and the actual number of days elapsed in any year) (the “Applicable Rate”), and compounded as of each Fee Payment Date if not paid, and shall become payable immediately upon the earlier of: (A) the Company being no longer prohibited under the Credit Agreements from making the payment currently of the Interim Period Fee or the Management Fee and interest thereon (including any portion thereof which has accrued and remains unpaid); (B) the occurrence of any payment acceleration, prior to scheduled maturity date, of the obligations of the Company under the Credit Agreements; (C) the payment in full in cash of all outstanding obligations of the Company under the Credit Agreements and the termination of all commitments, letters of credit and other obligations under documents executed in connection therewith; (D) the occurrence of any “Insolvency Event” or comparable occurrence (as may be defined in the Credit Agreements) with respect to the Company; or (E) the end of the Term. Also, interest shall accrue (and shall compound as aforesaid) and be payable by the Company on the Interim Period Fee or the Management Fee, until paid, if and to the extent that the Interim Period Fee or the Management Fee is not paid when payable for any other reason.

6. Indemnification; Liability.

(a) In the event that the Service Provider or any of its affiliates, principals, partners, directors, stockholders, members, employees, agents, representatives (collectively, the “Indemnified Parties”) becomes involved in any capacity in any action, proceeding or investigation in connection with the performance by the Service Provider of Services hereunder or as a result of being party to this Agreement, the Company will indemnify and hold harmless the Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the reasonable fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation reasonably incurred) of any kind or nature, arising as a result of or in connection with either the Service Provider’s engagement under this Agreement or any matter referred to in this Agreement, including, without limitation, the Services, and will periodically upon request reimburse the Indemnified Party for its expenses as described above, except that the Company will not be obligated to so indemnify any Indemnified Party if, and to the extent that, such claims, lawsuits, actions or liabilities against such Indemnified Party solely result from the gross negligence or willful misconduct of such Indemnified Party as admitted in any settlement by such Indemnified Party or held in any final, non-appealable judicial or administrative decision. In connection with such indemnification, the Company will promptly remit or pay to the Service Provider or other Indemnified Party any amounts which the Service Provider certifies to the Company in writing are payable to the Service Provider or other Indemnified Parties hereunder, provided that the Indemnified Party undertakes in writing to repay such amounts if it is ultimately determined that such Indemnified Party is not entitled to indemnification hereunder. The reimbursement and indemnity obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Indemnified Party, as the case may be, of the Service Provider and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Service Provider, and any such Indemnified Party. The foregoing provisions shall survive the termination of this Agreement.

(b) The Service Provider shall have no liability to the Company, its subsidiaries nor any person asserting claims on behalf of or in right of the Company or a subsidiary of the Company in connection with or as a result of either the Service Provider’s engagement under this Agreement or any matter referred to in this Agreement, including, without limitation, the Services, except to the extent that it shall be admitted in any settlement by the Service Provider or determined by or held in any final, non-appealable judicial or administrative decision that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of the Service Provider.

(c) None of the affiliates, principals, partners, directors, stockholders, members, employees, agents or representatives shall have any liability to the Company, its subsidiaries or any person asserting claims on behalf of or in right of the Company or a subsidiary of the Company in connection with or as a result of either the Service Provider’s engagement under this Agreement or any matter referred to in this Agreement, including, without limitation, the Services.

(d) The Service Provider shall not engage in the active management of the Company or its subsidiaries or affiliates and shall render only advisory services to the Company; and the management of the Company or its business, operations, affairs and assets shall be conducted solely and exclusively by the Board of Directors and the officers of the Company, and the Service Provider shall have no liability for the management of the Company or its business, operations, affairs and assets.

7. Independent Contractors. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. The Service Provider shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties and responsibilities, if any, of OEP or any of its affiliates, officers, directors, partners, members, employees or agents in any of their respective capacities as stockholders or directors of the Company.

8. Notices. Any notice or other communications required or permitted to be given hereunder shall be in writing and delivered by hand or mailed by registered or certified mail, return receipt requested, or by telecopier to the party to whom it is to be given at its address set forth herein, or to such other address as the party shall have specified by notice similarly given.

(a) If to the Company, to it at:

Collect Holdings, Inc.

507 Prudential Road

Horsham, PA 19044

Attn: Joshua Gindin, Esquire

Fax: (215) 441-3931

(b) If to OEP, to it at:

One Equity Partners II, L.P.

320 Park Avenue

18th Floor

New York, NY 10022

Attn: James Rubin and Daniel Selmonosky

Fax: (212) 277-1533

with a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attn: Carmen Romano, Esquire

Facsimile: (215) 994-2222

9. No Liability to Creditors. The Service Provider is not and never shall be liable to any creditor of the Company or any of its subsidiaries with respect to any obligation or liability of the Company or any of its subsidiaries and the Company agrees to indemnify and hold each Indemnified Party harmless from and against any and all such claims of alleged creditors of the Company or such subsidiary and against all actual out of pocket costs, charges and expenses (including reasonable attorneys fees and expenses) reasonably incurred or sustained by any Indemnified Party in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor of the Company or subsidiary of the Company.

10. Permissible Activities. The parties hereto acknowledge that OEP and its affiliates are engaged in the business of making investments. Except as OEP may otherwise agree in writing after the date hereof: (i) OEP shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same or similar business activities or lines of business as the Company or any of its affiliates, including those competing with the Company or its affiliates and (B) do business with any client or customer of the Company or its affiliates; (ii) neither OEP nor any officer, director, employee, partner, affiliate or associated entity thereof shall be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise) solely by reason of having engaged in any such activities or of such person’s participation therein; and (iii) in the event that OEP acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or its affiliates, on the one hand, and OEP, on the other hand, or any other person, OEP shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of the fact that OEP directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company.

11. Amendment; No Waiver. No amendment or waiver of any provision of this Agreement, or consent to any departure by any party from any such provision, shall in any event be effective unless the same shall be in writing and signed by each of the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The waiver of any party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

12. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party hereto, except that (i) if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another corporation which assumes the Company’s obligations under this Agreement, the Company may assign its rights hereunder to that corporation, and (ii) OEP may assign its rights and obligations hereunder to any of its affiliates. Any attempted transfer or assignment in violation of this Section 12 shall be void.

13. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, oral and written, among the parties hereto with respect to the subject matter hereof.

14. Section Headings. The section headings contained herein are included for convenience or reference only and shall not constitute a part of this Agreement for any other purpose.

15. Interpretation. Whenever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

16. Counterparts. This Agreement may be executed in counterparts (and may be delivered by facsimile), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

17. Governing Law; Consent to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any Federal or state court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 8. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION BROUGHT HEREUNDER OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held illegal, invalid or unenforceable shall substantially impair the benefits of the remaining portions of this Agreement.

19. Taxes. The amount of any payment paid by the Company under this Agreement shall be increased by the amount, if any, of any taxes (other than income taxes) or other governmental charges levied in respect of such payments, so that OEP is made whole for such taxes or charges.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

ONE EQUITY PARTNERS II, L.P.

By: OEP GENERAL PARTNER II, L.P., its General Partner

By: OEP HOLDING CORPORATION, its General Partner

	By:	/s/ James S. Rubin
	Name:	James S. Rubin
	Title:	Managing Director

COLLECT HOLDINGS, INC.

By:	/s/ James S. Rubin
Name:	James S. Rubin
Title:	Vice President and Secretary